UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2005

               COEUR D’ALENE MINES CORPORATION
(Exact name of Registrant as specified in its charter)

Idaho	1-8641	84-0109423
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

400 Coeur d'Alene Mines Bldg., 505 Front Avenue,	83814
Coeur d'Alene, Idaho	(Zip Code)
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (208) 667-3511

                                          Not Applicable
(Former name or former address, if changed since last report)

_______________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        Effective July 1, 2005, the Registrant amended and restated employment agreements with each of Harry F. Cougher, Mitchell J. Krebs and Donald Birak.

        Mr. Cougher is the Registrant’s Senior Vice President North American Operations. The term of Mr. Cougher’s employment agreement is from July 1, 2005 through June 30, 2007 and is renewable, at the option of the Registrant, each year for an additional period of 12 months. Pursuant to the terms of the employment agreement, Mr. Cougher will be paid $216,000 annually. The employment agreement entitles Mr. Cougher to receive an annual incentive bonus payable in cash, pursuant to the Registrant’s Annual Incentive Plan, in an amount equal to at least 40% of his then current annual salary. Mr. Cougher also is entitled to receive a long-term incentive bonus under the Registrant’s 2003 Long-Term Incentive Plan (at a target level of 75% of the then current annual salary). Additionally, Mr. Cougher may receive other payments under certain compensation and benefit plans of the Registrant.

        Mr. Krebs is the Registrant’s Vice President Corporate Development. The term of Mr. Krebs’s employment agreement is from July 1, 2005 through June 30, 2007 and is renewable, at the option of the Registrant, each year for an additional period of 12 months. Pursuant to the terms of the employment agreement, Mr. Krebs will be paid $216,000 annually. The employment agreement entitles Mr. Krebs to receive an annual incentive bonus payable in cash, pursuant to the Registrant’s Annual Incentive Plan, in an amount equal to at least 40% of his then current annual salary. Mr. Krebs also is entitled to receive a long-term incentive bonus under the Registrant’s 2003 Long-Term Incentive Plan (at a target level of 50% of his then current annual salary). Additionally, Mr. Krebs may receive other payments under certain compensation and benefit plans of the Registrant.

        Mr. Birak is the Registrant’s Senior Vice President Exploration. The term of Mr. Birak’s employment agreement is from July 1, 2005 through June 30, 2007 and is renewable, at the option of the Registrant, each year for an additional period of 12 months. Pursuant to the terms of the employment agreement, Mr. Birak will be paid $215,000 annually. The employment agreement entitles Mr. Birak to receive an annual incentive bonus payable in cash, pursuant to the Registrant’s Annual Incentive Plan, in an amount equal to at least 40% of his then current annual salary. Mr. Birak also is entitled to receive a long-term incentive bonus under the Registrant’s 2003 Long-Term Incentive Plan (at a target level of 75% of his then current annual salary). Additionally, Mr. Birak may receive other payments under certain compensation and benefit plans of the Registrant.

        Each of the amended employment agreements contain change in control provisions that entitle each officer to receive certain payments if the officer is terminated following a change in control of the Registrant. Such payments include, but are not limited to, payment of the full annual salary effective immediately prior to such termination (in addition to certain bonuses and medical/disability benefits) for a two year period after termination.

        The foregoing descriptions of the terms of the amended and restated employment agreements are intended to serve as a summary of the compensation and benefit terms set forth in the agreements. The Registrant intends to include these amended employment agreements as exhibits to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COEUR D'ALENE MINES CORPORATION
(Registrant)

Dated: July 8, 2005	By: /s/ James A. Sabala
James A. Sabala
Executive Vice President and
Chief Financial Officer

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